Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports First Quarter 2016 Results

•	Revenues were $1.76 billion

•	Segment operating margin was 9.4%

•	Total operating margin was 11.2%

•	Diluted earnings per share was $2.87

•	Cash and cash equivalents at the end of the quarter were $793 million

NEWPORT NEWS, Va. (May 5, 2016) - Huntington Ingalls Industries (NYSE:HII) reported first quarter 2016 revenues of $1.76 billion, up 12.3 percent from the same period last year. Diluted earnings per share in the quarter was $2.87, compared to diluted earnings per share of $1.79 in the same period of 2015.
Segment operating income for the first quarter was $166 million and segment operating margin was 9.4 percent, compared to $128 million and 8.2 percent, respectively, in the same period last year. Total operating income for the first quarter was $198 million and total operating margin was 11.2 percent, compared to $156 million and 9.9 percent, respectively, in the same period last year. These increases were primarily driven by strong operating performance at Ingalls Shipbuilding and favorable FAS/CAS Adjustment.
New business awards for the quarter were approximately $1.0 billion, bringing total backlog to $21.3 billion as of March 31, 2016.

“Operating results in the quarter were strong, as Ingalls continued to execute well on its programs,” said Mike Petters,” HII’s president and CEO. “As we progress through this challenging period at Newport News, with the impending three carrier deliveries, we are working diligently with our Navy customer to bring these ships to completion.”

Results of Operations

	Three Months Ended
	March 31
($ in millions, except per share amounts)	2016	2015	$ Change	% Change
Sales and service revenues	$1,763	$1,570	$193	12.3%
Segment operating income[1]	166	128	38	29.7%
Segment operating margin %[1]	9.4%	8.2%		126 bps
Total operating income	198	156	42	26.9%
Operating margin %	11.2%	9.9%		129 bps
Net earnings	136	87	49	56.3%
Diluted earnings per share	$2.87	$1.79	$1.08	60.3%
Weighted-average diluted shares outstanding	47.4	48.7

Adjusted Net Earnings
Net earnings	$136	$87	$49	56.3%
After-tax FAS/CAS Adjustment [2]	(23)	(18)	(5)	27.8%
Adjusted net earnings[3]	$113	$69	$44	63.8%

Adjusted Diluted EPS
Diluted earnings (loss) per share	$2.87	$1.79	$1.08	60.3%
After-tax FAS/CAS Adjustment per share	(0.49)	(0.37)	(0.12)	32.4%
Adjusted Diluted EPS[3]	$2.38	$1.42	$0.96	67.6%

[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Tax effected at 35% federal statutory rate.
[3] Non-GAAP measure - see Exhibit B for definition.

Accounting Standard Change

We adopted the new accounting standard for stock compensation as of January 1, 2016. Income tax benefits of approximately $18 million were recognized as income tax benefit in the statements of operations during the three months ended March 31, 2016. These tax benefits were reported as operating activity in the statements of cash flows and prior year tax benefits were adjusted to conform to the current year operating activity presentation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2016	2015	$ Change	% Change
Revenues	$586	$469	$117	24.9%
Operating income (loss)	82	45	37	82.2%
Operating margin %	14.0%	9.6%		440 bps

Ingalls revenues for the first quarter increased $117 million, or 24.9 percent, from the same period in 2015 due to higher revenues in Surface Combatants and Amphibious Assault Ships, partially offset by lower revenues in the Legend-class National Security Cutter (NSC) program. Higher Surface Combatant revenues were primarily due to increased volume on DDG-121 Frank E. Petersen, Jr. Higher Amphibious Assault Ships revenues were primarily due to increased volumes on LPD-28 Ft. Lauderdale and LHA-7 Tripoli. Lower NSC program revenues were primarily due to the delivery of NSC-5 USCGC James in 2015, partially offset by increased volume on NSC-8 Midgett.
Ingalls operating income for the first quarter was $82 million, an increase of $37 million from the same period last year. Operating margin was 14.0 percent for the quarter, compared to 9.6 percent in the same period last year. These increases were primarily due to performance improvement and higher risk retirement on the LPD and DDG programs.

Key Ingalls milestones for the quarter:

•	Received a $618 million contract modification to build the Arleigh Burke-class destroyer DDG-123

•	Received $117 million of additional long lead time material procurement for amphibious transport dock LPD-28

•	Authenticated the keel on NSC-7 Kimball (WMSL 756)

•	Completed builder's sea trials on LPD-26 John P. Murtha

•	Launched LPD-27 Portland

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2016	2015	$ Change	% Change
Revenues	$1,153	$1,061	$92	8.7%
Operating income (loss)	89	93	(4)	(4.3)%
Operating margin %	7.7%	8.8%		(105) bps
Newport News revenues for the first quarter increased $92 million, or 8.7 percent, from the same period in 2015, primarily driven by higher revenues in Energy and Submarines, partially offset by lower revenues in Aircraft Carriers. Higher Energy revenues were due to increased volumes and the resolution of outstanding contract changes on a commercial contract, partially offset by decreased volumes associated with environmental remediation programs. Higher Submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program were due to increased volumes on Block IV boats, partially offset by decreased volumes on Block III boats. Lower Aircraft Carriers revenues were due to decreased volumes on the construction contract for CVN-78 Gerald R. Ford and the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH), partially offset by increased volume on the construction contract for CVN-79 John F. Kennedy.
Newport News operating income for the first quarter was $89 million, a decrease of $4 million from the same period last year. Operating margin was 7.7 percent for the quarter, compared to 8.8 percent in the same period last year. These decreases were primarily due to lower risk retirement on the VCS program, lower volume on the execution contract for the CVN-72 USS Abraham Lincoln RCOH and lower performance on CVN-78 Gerald R. Ford, partially offset by higher performance on fleet support services.

Key Newport News milestones for the quarter:

•	Christened the Virginia-class submarine Washington (SSN 787)

•	Received a $205 million contract option to continue planning for the RCOH of the aircraft carrier USS George Washington (CVN 73)

•	Continental Maritime of San Diego was selected as one of three companies to split a five-year, $1.32 billion contract to maintain amphibious warfare and surface combatant ships in San Diego

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Other

	Three Months Ended
	March 31
($ in millions)	2016	2015	$ Change	% Change
Revenues	$24	$40	$(16)	(40.0)%
Operating income (loss)	(5)	(10)	$5	(50.0)%
Operating margin %	(20.8)%	(25.0)%		417 bps

Revenues in the Other segment for the first quarter decreased $16 million or 40.0 percent from the same period last year, primarily due to lower volumes in oil and gas services. The operating loss for the quarter was $5 million, compared to an operating loss of $10 million in the same period last year. The decrease in the operating loss was driven by significantly lower restructuring costs in the quarter compared to the restructuring costs in first quarter 2015.

The Company

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of manufacturing, engineering and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs nearly 36,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural disasters; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended March 31
($ in millions, except per share amounts)	2016	2015
Sales and service revenues
Product sales	$1,429	$1,250
Service revenues	334	320
Total sales and service revenues	1,763	1,570
Cost of sales and service revenues
Cost of product sales	1,139	985
Cost of service revenues	289	280
Income (loss) from operating investments, net	—	1
General and administrative expenses	137	150
Operating income (loss)	198	156
Other income (expense)
Interest expense	(19)	(23)
Other, net	(2)	—
Earnings (loss) before income taxes	177	133
Federal income taxes	41	46
Net earnings (loss)	$136	$87

Basic earnings (loss) per share	$2.89	$1.80
Weighted-average common shares outstanding	47.0	48.4

Diluted earnings (loss) per share	$2.87	$1.79
Weighted-average diluted shares outstanding	47.4	48.7

Dividends declared per share	$0.50	$0.40

Net earnings (loss) from above	$136	$87
Other comprehensive income (loss)
Change in unamortized benefit plan costs	20	22
Other	—	(2)
Tax benefit (expense) for items of other comprehensive income	(8)	(7)
Other comprehensive income (loss), net of tax	12	13
Comprehensive income (loss)	$148	$100

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions)	March 31, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$793	$894
Accounts receivable, net	1,086	1,074
Inventoried costs, net	283	285
Prepaid expenses and other current assets	41	31
Total current assets	2,203	2,284
Property, plant, and equipment, net of accumulated depreciation of $1,519 million as of 2016 and $1,489 million as of 2015	1,809	1,827
Goodwill	956	956
Other intangible assets, net of accumulated amortization of $470 million as of 2016 and $465 million as of 2015	490	495
Deferred tax asset	313	336
Miscellaneous other assets	125	126
Total assets	$5,896	$6,024
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$252	$317
Accrued employees’ compensation	186	215
Current portion of postretirement plan liabilities	143	143
Current portion of workers’ compensation liabilities	228	227
Advance payments and billings in excess of revenues	72	125
Other current liabilities	274	247
Total current liabilities	1,155	1,274
Long-term debt	1,275	1,273
Pension plan liabilities	960	1,001
Other postretirement plan liabilities	423	423
Workers’ compensation liabilities	462	460
Other long-term liabilities	100	103
Total liabilities	4,375	4,534
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.6 million issued and 47.1 million outstanding as of March 31, 2016, and 52.0 million issued and 46.9 million outstanding as of December 31, 2015	1	1
Additional paid-in capital	1,933	1,978
Retained earnings (deficit)	960	848
Treasury stock	(540)	(492)
Accumulated other comprehensive income (loss)	(833)	(845)
Total stockholders’ equity	1,521	1,490
Total liabilities and stockholders’ equity	$5,896	$6,024

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
($ in millions)	2016	2015
Operating Activities
Net earnings (loss)	$136	$87
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	41	39
Amortization of purchased intangibles	5	7
Amortization of debt issuance costs	2	3
Stock-based compensation	5	4
Deferred income taxes	15	(1)
Change in
Accounts receivable	(12)	(189)
Inventoried costs	2	3
Prepaid expenses and other assets	(9)	(11)
Accounts payable and accruals	(112)	39
Retiree benefits	(21)	30
Other non-cash transactions, net	2	(1)
Net cash provided by (used in) operating activities	54	10
Investing Activities
Additions to property, plant, and equipment	(37)	(20)
Acquisitions of businesses, net of cash received	—	(6)
Proceeds from disposition of assets	—	32
Net cash provided by (used in) investing activities	(37)	6
Financing Activities
Dividends paid	(24)	(19)
Repurchases of common stock	(44)	(29)
Employee taxes on certain share-based payment arrangements	(50)	(54)
Net cash provided by (used in) financing activities	(118)	(102)
Change in cash and cash equivalents	(101)	(86)
Cash and cash equivalents, beginning of period	894	990
Cash and cash equivalents, end of period	$793	$904
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$39	$26
Cash paid for interest	$1	$23
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$4	$3

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definition

We make reference to “segment operating income,” “segment operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share."

Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the tax-effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

We internally manage our operations by reference to "segment operating income" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, total operating income and total operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they normalize our operating performance by excluding non-recurring items or items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended March 31
($ in millions)	2016	2015
Sales and Service Revenues
Ingalls revenues	$586	$469
Newport News revenues	1,153	1,061
Other revenues	24	40
Total Sales and Service Revenues	1,763	1,570
Segment Operating Income
Ingalls	82	45
As a percentage of Ingalls revenues	14.0%	9.6%
Newport News	89	93
As a percentage of Newport News revenues	7.7%	8.8%
Other	(5)	(10)
As a percentage of Other revenues	(20.8)%	(25.0)%
Total Segment Operating Income	166	128
As a percentage of total revenues	9.4%	8.2%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	35	27
Deferred state income taxes	(3)	1
Total Operating Income	198	156
Interest expense	(19)	(23)
Other, net	(2)	—
Federal income taxes	(41)	(46)
Net Earnings	$136	$87

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com